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                                                                    EXHIBIT 10.7

                               AGREEMENT OF LEASE

     Agreement of Lease, made as of the 13th day of May 1999, between AVOBA, INC., a New York corporation maintaining its principal place of business at c/o Ganje Law Office, Two Tower Place, Albany, NY 12203 (hereinafter called "Landlord") and American BioMedica Corporation, a New York corporation maintaining its principal place of business at 300 Fairview Avenue, Hudson, New York 12534, (hereinafter called "Tenant").

                                  WITNESSETH:

     1.     DEMISED PREMISES.

     1.01 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, a building of approximately 26,000 square feet the premises (hereinafter referred to as the "Demised Premises") owned by Landlord at Smith Road, Kinderhook, New York as approximately outlined in red on the Drawing annexed hereto as Exhibit "A", with fixtures and improvements thereon, plus the grassed areas identified on Exhibit "A". This Lease includes the Tenant's right to use, the parking facilities in the areas outlined in blue on Exhibit "A". Tenant may have the use and possession of the adjoining fields and grasslands. Tenant shall maintain and mow the fields and grasslands.

     2.     TERM.

     2.01 The term of this Lease shall be commence on the 1st of August, 1999 and end on December 31, 2000 unless sooner terminated as herein provided or by virtue of the purchase of the property.

     3.     RENT.

     3.01 The minimum annual rental for the Demised Premises is $60,000.00, payable by Tenant monthly in advance in equal installments of $5,000.00 each on the first day of every month during this Lease term.

     4.     USE OF PREMISES.


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     4.01   Tenant may use and occupy the Demised Premises for all lawful purposes permitted by the use permit granted by the Stuyvesant Board of Appeals and may use and occupy the grassed areas of the Demised Premises for the purpose of agricultural and horticultural purposes and shall maintain same as provided in paragraph 1.01 herein.

     4.02 Tenant will not, nor will it permit any other persons to do anything, or bring anything in or upon the Demised Premises or to be kept therein, which will in any way increase the rate of fire insurance on the Demised Premises, not use or permit the Demised Premises to be used for any purpose which would cause an increase in the rate of fire insurance on said Demised Premises.

     5.     TAXES.

     5.01 In addition to the annual rental provided for in Article "3" hereof, Tenant agrees to pay to Landlord as additional rent of all real property taxes, water and sewer rents, rates, and charges, and assessments, which may be levied or assessed against the building of which Demised Premises forms a part by any lawful authority for the period of the term of this Lease. Should the State of New York or any political subdivision thereof or any governmental authority having jurisdiction thereover, impose a tax and/or assessment (other than a new income or franchise tax) upon or against the rental payable by a tenant in the Demised Premises to the Landlord, or any other tax which is intended in whole or in part as a substitute for the current method of real estate taxation, such tax and/or assessment shall be deemed to constitute a tax and/or assessment against the Demised Premises for the purposes of this Article.

     5.02 Upon receipt of all tax bills and assessment bills attributable to any year during the term hereof, Landlord shall furnish Tenant with a written statement of the actual amount of the taxes and assessments for such year, and with a bill for the Tenant's payment thereof. Tenant shall pay to the Landlord the amount billed within ten (10) days of the receipt of the statement and bill. In the event the Landlord is required under a mortgage covering the Demised Premises to escrow real estate taxes, Landlord may require Tenant to pay said taxes and assessments during the term hereof in monthly installments on or before the first day of each calendar month, in advance, in an amount estimated by such mortgage. If the total amount paid by Tenant under this Article during the term of this Lease shall be less than the actual amount due from Tenant for

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any year thereof, as shown on such statement, Tenant shall pay to Landlord the deficiency within ten (10) days after demand therefor by Landlord; and if the total amount paid by Tenant hereunder for any such year shall exceed such amount due from Tenant for such year, Tenant shall be entitled to offset the excess against payments next thereafter to become due under this Article. For the years in which this Lease commences and terminates, the provisions of this Article shall apply and Tenant's liability for taxes and assessments for any such year shall be subject to a pro rata adjustment based on the number of days of any such year during which the term of this Lease is in effect. A copy of a tax bill or assessment bill submitted by Landlord to Tenant shall at all times be sufficient evidence of the amount of taxes and/or assessments levied or assessed against the property to which such bill relates. Landlord's and Tenant's obligations under this Article shall survive the expiration of the term of this Lease.

     5.03 Nothing herein contained is intended to make the Tenant responsible for franchise, corporate, or partnership taxes which are charged to the Landlord, including excise, inheritance, capital, levy, transfer or income, profits or revenue, upon income of Landlord except that, in the event of the passage of any statute, act or law as the result of which Landlord becomes obligated to pay any income tax or any other tax, charge, levy, assessment, or imposition, in lieu or in place of any school tax, or other real estate tax or assessment, which would otherwise be levied against and/or become a lien upon the Demised Premises, such tax, charge, levy, assessment, or imposition shall be payable by Tenant as provided for by this Article.

     6.     LIABILITY AND FIRE INSURANCE.

     6.01 The Tenant shall maintain fire insurance coverage and other liability insurance as provided in this Lease for the entire building of which the Demised Premises forms a part and shall provide Landlord with proof of payment thereof and with proof of a valid insurance policy.

     6.02 Tenant agrees to pay, during the term hereof the cost of insurance for fire, extended coverage, vandalism, malicious mischief, and such other hazards as Landlord or Landlord's first mortgagee may require, insuring the improvements located on the Demised Premises and all appurtenances thereto (excluding Tenant's merchandise, trade fixtures, furnishings, equipment, personal property, and Tenant's work) for not less than the full insurable


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value thereof.

     6.03 Tenant agrees to carry public liability insurance on the Demised Premises during the term hereof, covering both Tenant and Landlord as insureds, with the terms and companies reasonably satisfactory to Landlord, including coverage of Tenant's indemnity to Landlord contained in Article 17 of this Lease, for limits of not less than One Million ($1,000,000.00) Dollars for personal injury or death arising out of any one occurrence, and providing that Landlord and Tenant shall be given a minimum of thirty (30) days written notice by the insurance company prior to cancellation, termination, or change in such insurance. Tenant also agrees to carry property damage insurance in the amount of not less than Three Hundred Thousand ($300,000.00) Dollars for damage to property arising out of any one occurrence.

     6.04 Tenant shall provide Landlord with copies of the policies or certificates evidencing that such insurance is in full force and effect and stating the terms thereof.

     7.     SIGNS, AWNINGS, FIXTURES, AND ALTERATIONS.

     7.01 Tenant shall have the free right of alteration to the demised premises which alterations shall not affect the structural integrity of the demised premises provided advance notice is provided in writing to the Landlord. In the event that any proposed alteration will change the structural integrity of the premises, Tenant shall obtain prior written Landlord approval. Fixtures and equipment installed in premises by the Tenant shall be removable provided any damage to the premises shall be repaired at Tenant's cost and expense.

     8.     MAINTENANCE OF DEMISED PREMISES.

     8.01 The Tenant shall take good care of the premises and shall at its own cost and expense make all repairs to the interior of the premises, other than structural repairs or mechanical capital repairs to the plumbing, heating or electrical systems. At the end or other expiration of the term, the Tenant shall deliver up the demised premises in good order and condition, damages by the elements excepted. Landlord shall be responsible for the maintenance of the well and septic system.

     9.     DAMAGE OR DESTRUCTION.

     9.01 If all or any part of the Demised Premises is damaged or destroyed by fire or other casualty insured under the standard fire insurance policy with approved standard extended


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coverage endorsement applicable to the demised Premises, the Landlord shall, except as otherwise provided herein, repair and rebuild the Demised Premises with reasonable diligence, and if there is a substantial interference with the operation of the Tenant's business in the demised Premises requiring the Tenant temporarily to close its business to the public, the minimum rental shall be equitably apportioned for the duration of such repairs in proportion to the extent to which there is interference with the operation of the Tenant's business. Notwithstanding the foregoing provisions, in the event the Demised Premises shall be damaged by fire or other insured casualty due to the fault or neglect of the Tenant, or the Tenant's servants, employees, contractors, agents, visitors, or licensees, then, without prejudice to any other rights and remedies of the Landlord, the damage shall be repaired by the Landlord, but there shall be no apportionment or abatement of any rent. Except to the extent provided for in this paragraph, neither the rent payable by the Tenant nor any of the Tenant's other obligations under any provision of this lease shall be affected by any damage to or destruction of the Demised Premises by any cause whatsoever.

     10.   UTILITIES.

     10.01 The Landlord shall furnish heating and air conditioning systems to the Demised Premises. Landlord shall be responsible for maintenance of such systems and Tenant shall be responsible for the payment of all utilities servicing the Demised Premises.

     11.   ASSIGNMENT OF LEASE.

     11.01 Tenant may not sublet or assign this Lease without the Landlord's consent, which consent will not be unreasonably withheld, provided, however, that Landlord shall not be liable for damages on any claim that landlord has unreasonably withheld such consent, Tenant's remedy being limited solely to an action to determine reasonableness of the withholding of such consent and to compel giving of same. It is further agreed that no assignment or sublease shall be effective unless the assignee or sublessee agrees directly with the Landlord to perform Tenant's obligations under this Lease. Notwithstanding any permitted assignment or subletting, not further assignment or subletting may be made without Landlord's consent and, in all events, Tenant shall remain fully and primarily liable for the payment of all rent, additional rent, and the performance of all the terms, covenants, and conditions contained herein jointly and severally

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with such assignee or sublessee. Landlord's dealing with an assignee or sublessee shall not affect the continued liability of the Tenant under this Lease.

     12.   COMPLIANCE WITH TERMS.

     12.01 Tenant shall comply with all laws, orders, and regulations of federal, state, county, and municipal authorities, and with any direction pursuant to laws of any public officer thereof, which shall impose any violation, order, or duty upon Landlord or Tenant resulting from the use and occupancy of the Demised Premises by Tenant. Tenant shall have the right, upon giving notice to the Landlord, to contest any obligation imposed upon Tenant pursuant to the provisions of this Article, and to deter compliance during the pendency of such contest, provided that the failure of Tenant to so comply will not subject Landlord to prosecution or criminal penalty. Landlord shall comply with any such laws, orders, regulations, directions, and rules other than those imposing an obligation upon Tenant as aforesaid, subject, however, to the right of Landlord similarly to contest as aforesaid and defer compliance during the pendency of such contest.

     13.   SUBORDINATION.

     13.01 This instrument shall not be a lien against said Demised Premises in respect to any first mortgage that is now on or that hereafter may be placed against the Demised premises, and upon the recording of such mortgage or mortgages, the same shall have preference and precedence and be superior and prior in lien to this Lease, irrespective of the date of recording of the same and Tenant agrees to execute any such instrument, without cost, which may be deemed necessary to any such mortgage, and a refusal to execute such instrument shall entitle the Landlord, or the Landlord's assigns and legal representatives, to the option of canceling this Lease without incurring any expense or damage and the term hereby granted is expressly limited accordingly; provided, however, that a non-disturbance agreement shall have been first entered into in respect to such mortgage. The term "non-disturbance agreement" as used in this Article shall mean an agreement in recordable form between the Tenant and the holder of any subsequent mortgage lien, which shall provide, in substance, that the Tenant shall attorn to such mortgagee and that as long as Tenant is not in default under this Lease beyond any period given to Tenant to cure such default, such holder will not name or join Tenant to cure such default,


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such holder will not name or join Tenant as a party defendant or otherwise in any suit, action, or proceeding not to enforce, nor will this Lease be terminated or otherwise affected by enforcement of, any rights given to such holder pursuant to the terms covenants, and conditions contained in such mortgage or mortgages, or any other documents held by such holder or any rights given to such holder as a matter of law.

     13.02 With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Demised Premises, Tenant agrees:

     (A) That the execution thereof by Landlord and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of such mortgage shall never be treated as an assumption by such holder of the obligations of the Landlord hereunder, unless and until such holder shall, by notice to Tenant, specifically otherwise elect; and

     (B) Except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage, the taking of possession of the Demised Premises, and such holder's acceptance of Tenant's attornment.

     14.    WAIVER OF REDEMPTION.

     14.01 Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being dispossessed or removed from the Demised Premises because of default by Tenant pursuant to the covenants or agreements contained in this Lease.

     15.    DEFAULT.

     15.01 A) It is expressly understood and agreed that in case the Demised Premises shall be deserted or vacated or if default be made in the payment of the rent or additional rent or any part thereof as herein specified, or if, without the consent of the Landlord, the Tenant shall sell, assign, or mortgage this Lease or if default be made in the performance of any of the covenants and agreements in this Lease contained on the part of Tenant to be kept and performed, or if the Tenant shall fail to comply with any requirements of the federal, state and local governments or of any and all their departments or bureaus, applicable to the Demised

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Premises, or if the Tenant shall file or there shall be filed against Tenant a petition in bankruptcy or arrangement, or under any insolvency laws now or hereinafter enacted, or Tenant be adjudicated a bankrupt or make an assignment for the benefit of creditors to take advantage of any insolvency act, the Landlord may, if the Landlord so elects, and may at any time thereafter terminate this Lease and the term hereof, on giving to the Tenant forty-five
(45) days notice in writing to cure such default, other than a non-payment of rent, except in the case of a nonpayment of rent or additional rent, said notice shall require a cure within ten (10) days, and if such default is not so cured, this Lease and the term hereof shall expire and come to an end on the date fixed in such notice as if the said date were the date originally fixed in this Lease for the expiration thereof, or Landlord may dispossess or remove Tenant or any other occupant of the Demised Premises by summary proceedings or otherwise, and remove their effects and hold the demised Premises as if this Lease had not been made, but without prejudice to Landlord's remedies, on account thereof as set forth in paragraph (b) below. Such notice may be given by mail to the Tenant addressed to the Demised Premises.

               B) In the event of such dispossession or removal and notwithstanding such action or the termination of this Lease (I) the Tenant shall be liable forthwith to pay the rent and additional rent and charges payable under this Lease up to the date of such dispossession, termination, or removal, (II) Landlord may relet the Demised Premises, or any part or parts thereof, either in the name of the Landlord or otherwise, for a term or terms which may, at the option of Landlord, be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent for a reasonable time, (III) Tenant shall pay to Landlord as liquidated damages for the failure of Tenant to observe and perform the covenants and agreements under this Lease, any deficiency between the rent and additional rent payable by Tenant under this Lease and the net amount, if any, of the rents collected on account of this Lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease, (IV) amounts received by Landlord after reletting shall first be applied against Landlord's expenses incurred in any reletting, until the same are recovered, and until such recovery, tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is

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obligated to pay under the terms of this Lease (Tenant's liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have previously been applied shall be credited against Tenant's obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, amounts received by Landlord from such reletting for any period shall be credited only against obligations of Tenant allocable to such period, nor shall any credit of any kind be due for any period after the date when the term of this Lease is scheduled to expire according to its terms, and (V) as an alternative, at the election of Landlord, Tenant will, upon such termination, pay to Landlord, as damages, such a sum as, at the time of such termination, represents the amount of the excess, if any, of the then value of the total rent and other benefits which would have accrued to Landlord under this Lease for the remainder of the Lease term if the Lease terms had been fully complied with by Tenant over and above the then cash rental value
(in advance) of the Demised Premises for the balance of the term and upon payment of said sum, Tenant's further liability under the terms of the Lease would cease. Landlord may make such alterations, repairs, replacements, and decorations in the Demised Premises as Landlord considers advisable and necessary for the purpose of reletting the Demised Premises, and the making of such alterations and decorations shall not operate or be construed to release Tenant from liability under this Lease. The failure or refusal of Landlord to relet the Demised Premises or any part thereof shall not release or affect the liability of Tenant for damages under this Lease; however, Landlord will use its best efforts to relet the premises at a reasonable rent. Landlord shall in no event be liable in any way whatsoever for inability to relet the Demised Premises or, in the event that the Demised Premises or any part or parts thereof shall not release or affect the liability of Tenant for damages under this Lease.

               C) If after default of payment of rent, or violation of any other provision of this Lease, or expiration thereof, the Tenant moves out or is dispossessed and fails to remove any trade fixture or other property prior to such said default, removal, expiration of Lease, or prior to the issuance of the final order or execution of the warrant, then in that event, the said fixtures and

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properties shall be deemed abandoned by the said Tenant and shall become the property of the Landlord.

     16.    CURING DEFAULT.

     16.01 If Tenant shall default in the observance or performance of any covenant or agreement of this Lease on the part of Tenant to be observed or performed, beyond any period given to Tenant to cure such default, Landlord may perform the same for the account of Tenant.

     17.    INDEMNIFICATION.

     17.01 Tenant does hereby covenant and agree with Landlord that it will indemnify and save harmless Landlord from any and against all liability, damages, penalties, or judgments arising from injury to person or property sustained by anyone in and about the Demised Premises resulting from any act or acts of omission or commission of Tenant, or Tenant's officers, agents, servants, employees, contractors, or assignees. Tenant shall, at its own cost and expense, defend any and all suits or actions (just or unjust) which may be brought against Landlord or Landlord's officers, agents, servants, employees, assignees, or contractors. Landlord shall not be responsible or liable for any damage or injury to any property, fixtures, buildings, or other improvements, or to any person or persons, at any time on the Demised Premises, including any damage or injury to Tenant or to any of Tenant's officers, agents, servants, employees, contractors, customers, or assignees; except as may result from any act or acts of omission or commission of Landlord or Landlord's officers, agents, servants, employees, assignees, or contractors. Landlord shall not be responsible or liable for any damage or injury to any property, fixtures, buildings, or other improvements, or to any person or persons, at any time on the Demised Premises, including any damage or injury to Tenant or to any of Tenant's officers, agents, servants, employees, contractors, customers, or assignees; except as may result from any act of omission or commission of Landlord which continues after notice from tenant to Landlord of a condition for the cure or correction of which Landlord is liable, and the Landlord has failed, within a reasonable time after notice, to cure or correct such condition.

     18.    END OF TERM.

     18.01 Upon expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Landlord the Demised Premises, broom clean, in good order and condition,


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reasonable wear and tear and damage by fire or other casualty excepted.

     19.    QUIET ENJOYMENT.

     19.01 Landlord covenants and agrees that Tenant may peaceably and quietly enjoy the Demised Premises, subject, however, to the covenants and agreements contained in this Lease.

     20.    NO WAIVER.

     20.01 The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or agreement contained within this Lease shall not prevent a similar subsequent act from constituting a default under this Lease. This Lease contains the entire agreement between the parties, and cannot be changed, modified, or amended, unless such change, modification, or amendment is in writing and signed by the party against whom enforcement of such change, modification, or amendment is sought.

     20.02 No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon nay letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

     21.    WAIVER OF TRIAL BY JURY AND COUNTERCLAIMS.

     21.01 Landlord and Tenant agree that they shall, and the hereby do, waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of, or in any way connected with, this Lease. Landlord and Tenant agree that any dispute in connection with this Lease be first brought before the American Arbitration Association in Albany, New York. If Landlord commences any summary proceeding for nonpayment of rent or additional rent, Tenant will not interpose any counterclaim in such proceeding unless such counterclaim arises out of, or is in any way connected with, this Lease.

     22.    MEMORANDUM OF LEASE.

     22.01 Upon request of either party to this Lease, Landlord and Tenant agree to execute and deliver a memorandum of this Lease and memorandum of any modification of this Lease, in


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recordable form, containing the information required by Section 291-c and
Section 291-cc of the Real Property Law of the State of New York.

     23.    INSPECTION OF PREMISES.

     23.01 The Tenant agrees that the Landlord and its agents and/or representatives shall have the right to enter into and upon the Demised Premises, or any part thereof on prior notice and arrangement with Tenant for the purpose of examining the same, or making such repairs or alterations thereon as may be necessary for the safety and preservation thereof.

     24.    NOTICES.

     24.01 Any notice or demand required to be given under this Lease, or pursuant to any law or governmental regulations, by Landlord to Tenant or by Tenant to Landlord shall be in writing. Unless otherwise required by law or governmental regulations, any such notice or demand shall be deemed given if sent by registered or certified mail, enclosed in a secure postpaid wrapper, addressed (I) to Landlord, at the address of Landlord first hereinabove set forth, or such other address as Landlord may designate by notice to Tenant, or
(II) to Tenant, at the address of Tenant first hereinabove set forth or such other address as Tenant may designate by notice to Landlord.

     24.02 After receiving notice from any person, firm, or other entity that it holds a mortgage which includes the Demised Premises as part of the mortgaged premises, no notice from Tenant to Landlord shall be effective unless and until a copy of same is given to such holder, and the curing of any of Landlord's defaults by such holder shall be treated as performance by the Landlord.

     25.    CAPTIONS.

     25.01 The captions preceding the Articles of this Lease are inserted only as matter of convenience and for reference and in no way define, limit, or describe the scope of this Lease nor the intent of any provision of this Lease.

     26.    SUCCESSORS OR ASSIGNS.

     26.01 The covenants and agreements contained in this Lease shall bind and inure to the benefit of Landlord and the successors and assigns of Landlord, and Tenant and its successors and assigns.

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     27.   BROKER'S COMMISSIONS.

     27.01 Landlord shall hold the Tenant harmless from any and all broker's fees and commissions due in relation to this Lease.

     28.   MISCELLANEOUS.

     28.01 If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, and the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     28.02 This Lease and the obligations of Tenant to pay rent and other charges or sums due hereunder and to perform all of the other covenants and agreements hereunder shall in no way be affected, impaired, or excused because Landlord is unable to perform any of the obligations of Landlord in this Lease where the inability to so perform is due to causes beyond Landlord's reasonable control.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed by their duly authorized officers as of the date hereinabove set forth.


LANDLORD:                                AVOBA, INC.


Witness:                                 By:   /s/ A. Ruf     /s/ R. Baldinger
        -------------------------              ----------     ----------------
                                                 A. Ruf         R. Baldinger

TENANT:                                  American BioMedica Corporation


Witness:                                 By:
        -------------------------           --------------------------------



                                                Official legalization  back side



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State of___________)
Country of_________) SS:

     On the ____ day of __________, 19__, before me personally came ______________, to me known, who, being by me duly sworn, did depose and say that he resides in ________________________________; that he is the
___________________ of Avoba, Inc., the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said corporation.


                                 ------------------------
                                 Notary Public


State of New York )
County of Columbia) SS:

     On the 13th day of May, 1999, before me personally came Stan Apkowski, to me known, who, being by me duly sworn, did depose and say that he resides in Ghent, New York; that he is the President of American BioMedica, the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said corporation.


                                 /s/ Bonnie S. Baker
                                 ------------------------------
                                 Notary Public comm-ex. 2/24/01




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